Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of June 15, 2023

among

BEYOND AIR, INC.,

a Delaware corporation,

as “Borrower”,

BEYOND AIR LTD.,

an Israeli private company, company # 514609387

as a “Israeli Guarantor” or “Beyond Israel”

and

AVENUE CAPITAL MANAGEMENT II, L.P.,

a Delaware limited partnership

(as administrative agent and collateral agent (in such capacity “Agent”)

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P.,

a Delaware limited partnership (“Avenue”)

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”)

as a lender (in such capacity, together with Avenue 2, a “Lender” and collectively, the “Lenders”)

LOAN AND SECURITY AGREEMENT

Borrower, Israeli Guarantor, Lenders and Agent have entered or anticipate entering into one or more transactions pursuant to which each Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Lenders and Agent which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, each Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. The aggregate Loans requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of each Lender of such Loan, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto. Repayment of the Loans and payment of all other amounts owed to each Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3 Procedures for Borrowing.

(a) Other than with respect to the Borrowing Request received as of the Closing Date, Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”) at least five (5) Business Days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by each Lender in its sole discretion). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, each Lender shall make its Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date until repaid in cash, subject to the provisions of the applicable Note and/or Supplement. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5 Intentionally Omitted.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Upon written notice to the Borrower (electronic mail being sufficient) by Agent or any Lender, any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Borrower shall pay such interest promptly on written (electronic mail being sufficient) demand.

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2.8 Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by any Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by such Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of any Lender and Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Agent or any Lender.

2.9 Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Agent, for the ratable benefit of the Lenders, continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Agent to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

(b) In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Agent’s written request (electronic mail being sufficient), the certificate or certificates for the Shares will be delivered to the Agent, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder and upon one (1) Business Day’s written notice (electronic mail being sufficient) from Agent to Borrower, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee(s). Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Except as provided in the following sentence, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would constitute a violation of any of the terms of this Agreement. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default and Agent’s one (1) Business Day’s written notice (electronic mail being sufficient) to Borrower of Agent’s written intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b). Agent reserves the right to take such steps as Agent determines to be reasonably necessary to perfect (in the relevant jurisdiction(s)) the security interest in any Shares of a Foreign Subsidiary.

(c) Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to each Lender under any of the Loan Documents.

(d) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations).

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(e) Within the time period provided by Section 5.12(b), Beyond Israel shall create, in favor of Agent, a first ranking floating charge over all of the present and future assets of Beyond Israel whether now existing or hereafter created, and a first ranking fixed charge over Beyond Israel’s intellectual property rights, reputation and goodwill, bank accounts, customer accounts and other fixed assets and any tax benefit it may have, in accordance with the respective Israeli Security Documents (as amended, modified or restated from time to time). In addition, Beyond Israel undertakes to create within twenty (20) days of the end of each financial quarter, and more often if requested at the sole and absolute discretion of Agent, a first ranking fixed charge over any new registered intellectual property rights of Beyond Israel, all in accordance with the Israeli Fixed Charge (or in the form of an amendment to the existing Israeli Security Document, at Agent’s discretion; each such new and/or amended debenture shall also be included in the definition of the term “Israeli Security Documents” herein). Borrower warrants and represents that the charges of the Israeli Security Documents, upon the filing thereof, shall be first priority fixed and floating charges (as provided therein) in the applicable Collateral.

(f) In addition to and without limiting the foregoing, within the time period provided by Section 5.12(b), all obligations shall also be secured by (a) any and all properties, rights and assets of Beyond Israel granted by Beyond Israel to Agent now, or in the future, in which Beyond Israel obtains an interest, or the power to transfer rights in, including, without limitation, the Charged Assets as set forth in the Israeli Security Documents, and (b) any and all security agreements, mortgages or other collateral agreements granted by Beyond Israel to Agent, now or in the future.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower and each Loan Party represent and warrant that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1 Due Organization. Each of Borrower and Israeli Guarantor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance by each of the Borrower and each other Loan Party of all Loan Documents to which it is a party are within such Loan Party’s powers, have been duly authorized, and are not in conflict with such Loan Party’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower or the applicable Loan Party, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of each Loan Party party thereto, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Each of Borrower and Israeli Guarantor has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower or Israeli Guarantor, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by each of Borrower and each other Loan Party of all Loan Documents to which it is a party are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower or such Loan Party is a party or by which Borrower or such Loan Party may be bound or affected in any material respect. Without limiting the generality of the foregoing, the issuance of the Warrant and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

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3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any other Loan Party, its property or the conduct of its business except any litigation, tax claim, proceeding or dispute that could not reasonably be expected to have a Material Adverse Effect.

3.6 Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately, in all material respects, reflect Borrower’s financial condition in accordance with GAAP as of the latest date of such financial statements, subject to year-end audit adjustments and the absence of footnotes in the case of quarterly financial statements; and, since that date there has been no Material Adverse Change.

3.7 No Subsidiaries. As of the Closing Date, neither Borrower nor any other Loan Party is a majority owner of or in a control relationship with any other business entity, except for Beyond Australia, Beyond Cancer, Beyond Cyprus, Beyond Ireland, Beyond Israel, Beyond Air (NO) and the Beyond Cancer Subsidiaries.

3.8 Environmental Matters. To its knowledge after reasonable inquiry, each of Borrower and each other Loan Party has concluded that it is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10 Full Disclosure. None of the representations or warranties made by Borrower or any other Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower or any Loan Party in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Agent or any Lender prior to the Closing Date or pursuant to Section 5.2 hereof), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date (it being the understanding that the projections, by their nature, are inherently uncertain, no assurances are being given that the results reflected in the projections will be achieved, and actual results during the period or periods covered by any such projections may differ from the projected results in material respects).

3.11 Specific Representations Regarding Collateral.

(a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower or the applicable Loan Party is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b) Rights to Payment. The names of the obligors, amount owing to Borrower or the applicable Loan Party, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment.

(c) Location of Collateral. As of the Closing Date, each Loan Party’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement, other than (i) Equipment or Inventory in transit with common carriers or in the possession of hospitals, employees, customers, development partners or vendors, in each case in the ordinary course of business, (ii) Collateral which is out for repair or processing, and (iii) locations having Collateral with a fair market value of less than $500,000 per location.

(d) Business Names. As of the Closing Date, other than its full corporate name, no Loan Party has conducted business using any trade names or fictitious business names except as shown on the Supplement.

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3.12 Copyrights, Patents, Trademarks and Licenses.

(a) Each of Borrower and each other Loan Party owns or licenses or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are material to and reasonably necessary for the operation of its business, without known conflict with the rights of any other Person.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person.

(c) No claim or litigation regarding any of the foregoing is pending or, to Borrower’s or any Loan Party’s knowledge, threatened, and, to Borrower’s or any Loan Party’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

3.13 Regulatory Compliance. Borrower and any applicable Loan Party has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s or any Loan Party’s failure to comply with ERISA that is reasonably likely to result in Borrower’s or such Loan Party’s incurring any liability that could have a Material Adverse Effect. Neither Borrower nor any Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). No proceeds of any Loans will be used, whether immediately, incidentally or ultimately, to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose that would cause any Loan to be “purpose credit” as defined in Regulation U issued by the FRB. Borrower and each Loan Party have complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.

3.14 Shares. Each of Borrower and each other Loan Party has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit it from pledging the Shares pursuant to this Agreement. To Borrower’s or any applicable Loan Party’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and if a corporation non-assessable. To Borrower’s or any applicable Loan Party’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower or the applicable Loan Party knows of no reasonable grounds for the institution of any such proceedings.

3.15 Compliance with Anti-Corruption Laws. Neither Borrower nor any other Loan Party has taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Neither Borrower nor any other Loan Party, nor their employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office. None of the principals or staff of Borrower or any other Loan Party are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16 IIA and Investment Center. As of the Closing Date, Beyond Israel did not receive any grants, funds or benefits (including, but not limited to, tax benefits) from the IIA or Investment Center, or the Binational Industrial Research and Development Foundation or any other governmental authority. Beyond Israel is not obligated to pay any royalties or any other payments to the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other governmental authority. The transactions contemplated under this Agreement, the Israeli Security Documents and any other Loan Document (including the realization of the Charged Assets) are not subject to any right and do not require the approval of the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other governmental authority.

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3.17 Irish Companies Act:

(a) The Loan Parties are either a “holding company” or a “subsidiary” of each other Loan Party (as the case may be, and in accordance with Sections 7 and 8 of the Irish Companies Act) and accordingly the prohibition contained in section 239 of the Irish Companies Act will not apply to the Loan Documents or the transactions contemplated thereby.

(b) The entry by Beyond Ireland into the Loan Documents to which it will be a party will not constitute the giving of unlawful financial assistance by Beyond Ireland within the meaning of section 82 of the Irish Companies Act.

3.18 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Agent of the documents described below, duly executed and in form and substance satisfactory to Agent and its counsel:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors or similar governing body of Borrower authorizing the execution, delivery and performance by Borrower and Guarantors of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary (or other officer performing the functions of a secretary) of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

(d) Charter Documents. Copies of the organizational, constitutional and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.

(e) This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(f) Financing Statements. Filing copies (or other evidence of filing satisfactory to Agent and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Agent shall request.

(g) Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by Borrower in form and substance satisfactory to Agent.

(h) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower and Beyond Israel from such jurisdictions or offices as Lender may reasonably request, including without limitation the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Registrar, all as of a date reasonably satisfactory to Agent and its counsel.

(i) Good Standing Certificate. A certificate of status or good standing of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date from the jurisdiction of Borrower’s organization and, any foreign jurisdictions where Borrower is qualified to do business, except for foreign jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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(j) Warrant. A Warrant issued by Borrower to each Lender exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

(k) Insurance Certificates. Insurance certificates showing Agent as loss payee or additional insured.

(l) Authorization for Automated Clearinghouse Funds Transfer. An Authorization for Automated Clearinghouse Funds Transfer executed by Borrower substantially in the form attached to the Supplement as an exhibit.

(m) Organizational Chart. An organizational chart showing the entity ownership structure of Borrower and each Subsidiary as of the Closing Date.

(n) Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.

4.2 Conditions to All Loans. The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b) No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c) Borrowing Request. Borrower shall have delivered to Agent a Borrowing Request for such Loan substantially in the form attached to the Supplement as an exhibit.

(d) Note. Borrower shall have delivered to each Lender an executed Note payable to the order of each Lender, evidencing the Loan made by such Lender, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Borrower, Irish Guarantor and Israeli Guarantor (subject to 5.12(b), as applicable), shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Agent may reasonably request, or as may be required in accordance with any applicable law, in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral.

(f) Financial Projections. Borrower shall have delivered to Agent Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than the Side Letter re: Fee in Lieu of Warrant and inchoate indemnity obligations), Borrower and each Loan Party, as applicable, will:

5.1 Notice to Lenders. Promptly give written notice to Lenders of:

(a) Any litigation or administrative or regulatory proceeding affecting Borrower or another Loan Party where the amount claimed against Borrower or such Loan Party is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower or another Loan Party of any commercial tort claim in excess of $250,000, including brief details of such claim and such other information as Agent may reasonably request to enable Agent to better perfect its Lien in such commercial tort claim as Collateral.

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(b) Any substantial dispute which may exist between Borrower or another Loan Party and any governmental or regulatory authority that could reasonably be expected to have a Material Adverse Effect.

(c) The occurrence of any Default or any Event of Default.

(d) Any change in the location of any of Borrower’s or another Loan Party’s places of business or Collateral at least ten (10) days in advance of such change (or such shorter period of time as Agent may agree in its sole discretion), or of the establishment of any new, or the discontinuance of any existing, place of business, except for (i) Equipment or Inventory in transit with common carriers or in the possession of hospitals, employees, customers, development partners or vendors, in each case in the ordinary course of business, (ii) Collateral which is out for repair or processing, any change in the location of any of Borrower’s or another Loan Party’s places of business or other locations in each case and (iii) any change in the location of any of Borrower’s or another Loan Party’s places of business or other locations in each case, where Collateral with a value of less than of $500,000 is maintained, or of the establishment of any new place of business where Collateral with a value less than $500,000 is maintained.

(e) Any dispute or default by Borrower, any other Loan Party or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.

(g) Any Subsidiary Borrower or another Loan Party intends to acquire or create.

5.2 Financial Statements. Deliver to Agent or cause to be delivered to Agent, in form and detail reasonably satisfactory to Agent the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a) Monthly Financial Statements. To the extent Borrower, in its good faith business judgement, has the administrative capacity to prepare such statements, undertakes the obligation to prepare such statements for any third party or becomes required to prepare such statements by its Board of Directors, as soon as available but no later than (i) thirty (30) days after the end of the months of January, February, April, May July, August, October and November and (ii) forty-five (45) days after the end of the months of March, June, September and December, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement and cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP and attested by a responsible financial officer of Borrower as being complete and correct in all material respects and fairly presenting Borrower’s financial condition and the results of Borrower’s operations as of the date(s) and for the period(s) covered thereby.

(b) Year-End Financial Statements. As soon as available but no later than one hundred twenty (120) days after the end of each financial reporting year, a complete copy of Borrower’s audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by Marcum LLP or another independent certified public accountant selected by Borrower and reasonably satisfactory to Agent (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records. Notwithstanding the foregoing, if Borrower’s Board of Directors does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(c) (other than the Accountant’s certification).

(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto. If requested by Lender, a Compliance Certificate also shall be delivered to Lender on the Closing Date.

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(d) Government Required Reports. Promptly after sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements (other than any report or any other documentation or communication that is immaterial, routine or administrative in nature) that Borrower sends or makes available generally to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority having similar authority.

(e) Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, capitalization tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information, in each case, as Lender may from time to time reasonably request; provided, however, that such information may be redacted to the extent that (i) based on the advice of counsel, Borrower determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients or (ii) such redacted material relates to Borrower’s strategy regarding the Loans or Agent and/or Lenders or to matters of conflict of interest to or any Lender.

(f) Board Packages. In addition to the information described in Section 5.2(e), Borrower will promptly provide Lender with copies of all notices, minutes, consents and other materials, financial or otherwise, which Borrower provides to its Board of Directors (collectively, “Board Packages”); provided, however, that Borrower need not provide Lender with copies of routine Board actions, such as option and stock grants under Borrower’s equity incentive plan in the normal course of business; and provided, further, however, that such Board Packages may be redacted to the extent that (i) based on the advice of counsel, Borrower’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients or (ii) such redacted material relates to Borrower’s strategy regarding the Loans or Agent and/or Lenders or to matters of conflict of interest to any Lender.

5.3 [Reserved].

5.4 Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower or the applicable Loan Party, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Agent. Such insurance policies must be in form and substance reasonably satisfactory to Agent (it being agreed that the insurance policies maintained by Borrower as of the date hereof are satisfactory to Agent), and all property, casualty or liability policies of insurance shall list Agent as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Agent within ten (10) Business Days following the Closing Date (or such longer period as Agent may agree to in its sole discretion). Borrower shall furnish to Agent such endorsements, and upon Agent’s request, copies of any or all such policies.

5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP in all material respects, and in material compliance with the regulations of any governmental or regulatory authority having jurisdiction over a Loan Party or such Loan Party’s business; and permit employees or agents of Agent at such reasonable times (not to exceed one (1) time in any 12-month period unless an Event of Default has occurred and is continuing) during normal business hours on reasonable advance written notice (no less than two (2) Business Days) as Agent may request, at Borrower’s expense (not to exceed $2,500 in any 12-month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s or the Loan Party’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s or the Loan Party’s books, accounts and records; provided, however, that such books, accounts and records may be redacted to the extent that (i) based on the advice of counsel, Borrower or the applicable Loan Party determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients or (ii) such redacted material relates to Borrower’s or the applicable Loan Party’s strategy regarding the Loans or Agent and/or Lenders or to matters of conflict of interest to any Lender.

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5.7 Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, any Loan Party or such Loan Party’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8 Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due (subject to any applicable grace or notice periods); pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns (subject to any applicable extensions).

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear and casualty and condemnation events excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully in all material respects and, to the extent applicable, only as permitted by Borrower’s or the applicable Loan Party’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral. Upon reasonable prior written notice (no less than two (2) Business Days and electronic mail being sufficient) at reasonable times during normal business hours (not more than once per 12-month period unless an Event of Default has occurred and is continuing) at Borrower’s expense (not to exceed $2,500 in any unless an Event of Default has occurred and is continuing), Borrower and each Loan Party hereby authorizes Agent and each Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s and the applicable Loan Party’s officers and employees, and, in the case of any Right to Payment, after consultation with Borrower, with any Person which is or may be obligated thereon; provided, however, that such Records and other related materials may be redacted to the extent that (i) based on the advice of counsel, Borrower or the applicable Loan Party determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients or (ii) such redacted material relates to Borrower’s or the applicable Loan Party’s strategy regarding the Loans or Agent and/or Lenders or to matters of conflict of interest to any Lender.

(b) Documents of Title. Not sign or authorize the signing of any financing statement or other than agreements evidencing Permitted Indebtedness, other document naming Borrower or another Loan Party as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c) Change in Location or Name. Without at least 10 days’ prior written notice to Agent and Lenders (or such shorter period of time as Agent may agree in its sole discretion): (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure, except with respect to (i) Equipment or Inventory in transit with common carriers or in the possession of hospitals, employees, customers, development partners or vendors, in each case in the ordinary course of business, (ii) Collateral which is out for repair or processing, and (iii) any change in the location of any of Borrower’s or another Loan Party’s places of business or other locations in each case, where Collateral with a value of less than of $500,000 is maintained, or of the establishment of any new place of business where Collateral with a value less than $500,000 is maintained.

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(d) [Reserved].

(e) Agreement with Persons in Possession of Collateral. Use its commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $500,000 per location as Agent may require, all in form and substance reasonably satisfactory to Agent. In addition, Agent shall have the right to require Borrower or the applicable Loan Party to use its commercially reasonable efforts to provide Agent with a Waiver for any Collateral in excess of $500,000 per location that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon. Notwithstanding anything to the contrary in this Section 5.9(e), Borrower, each Loan Party, Agent and Lenders acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower or the applicable Loan Party is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Agent shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Agent’s rights hereunder.

(f) Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Agent to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide Agent at least fifteen (15) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant Agent any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11 Anti-Corruption Laws. Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower or the applicable Loan Party and its products.

5.12 Conditions Subsequent regarding Collateral.

(a) Control Agreements: within three (3) Business Days (or such longer period as Agent may agree in its sole discretion), deliver to Agent duly executed control agreements, in form and substance satisfactory to Agent, with respect to Deposit Accounts or investment accounts (other than Excluded Accounts) maintained by Borrower or any other Loan Party at JP Morgan (the “JPM Control Agreements”); provided, however, that no Loan Proceeds may be transferred to such accounts until Agent receives the JPM Control Agreements.

(b) Irish Collateral: within thirty (30) days of the Closing Date, procure that the Agent receives the documents described below, duly executed and in form and substance satisfactory to Agent and its counsel:

(1) Irish Security Documents. Counterparts of the Mortgage Debenture and the Irish Share Charge.

(2) Irish Searches: up to date searches against Beyond Ireland in the CRO and High Court Central Office in Ireland and all other appropriate registries or public offices and searches from the High Court register of petitions for liquidation and bankruptcy and confirmation that all acts appearing thereon which Agent requires to be discharged have been fully discharged to the satisfaction of Agent.

(3) Guaranty. Counterparts of a guaranty (or a joinder to an existing guaranty) in favor of Agent and Lenders executed by Beyond Ireland.

(4) Resolutions. A certified copy of the resolutions of the Board of Directors of Beyond Ireland, and Borrower authorizing the execution, delivery and performance by Beyond Ireland and Borrower of the Irish Security Documents to which they are a party.

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(5) Incumbency and Signatures and other Certifications. A certificate of an officer of Beyond Ireland, and Borrower certifying the names of the officer or officers of such party are authorized to sign the Irish Security Documents to which they are a party, together with a sample of the true signature of each such officer. In respect of Beyond Ireland, such certificate shall certify (i) that Borrower and Beyond Ireland are members of a group of companies within the meaning of Section 7 of Irish Companies Act and for the purposes of Section 243 of the Irish Companies Act and (ii) that the entry by Beyond Ireland will not constitute unlawful financial assistance for the purpose of Section 82 of the Irish Companies Act.

(6) Legal Opinion. The opinion of legal counsel for Borrower (or, in respect of matters of Irish Law, Irish counsel for the Lender) as to such matters as Lender may reasonably request in connection with the Irish Security Documents, in form and substance reasonably satisfactory to Lender.

(7) Charter Documents. Copies of the organizational, constitutional and charter documents of Beyond Ireland, and Borrower (e.g., Articles or Certificate of Incorporation and Bylaws, or other relevant constitutional documents), as amended through the date of the Irish Security Documents, certified by an officer of Beyond Ireland, or Borrower as being true, correct and complete.

(8) CRO Documents: an agreed form CRO registration template for the Mortgage Debenture and each other Loan Document creating registrable security, and a letter of authorization enabling Matheson LLP, legal advisors to Agent and Lenders as to Irish law, to make such registrations.

(9) Irish Searches: up to date searches against Beyond Ireland in the CRO and High Court Central Office in Ireland and all other appropriate registries or public offices and searches from the High Court register of petitions for liquidation and bankruptcy and confirmation that all acts appearing thereon which Agent requires to be discharged have been fully discharged to the satisfaction of Agent.

(c) Israeli Collateral: within thirty (30) days of the Closing Date, procure that the Agent receives the documents described below, duly executed and in form and substance satisfactory to Agent and its counsel:

(1) Israeli Security Documents. The applicable Israeli Security Documents, executed with wet ink by Beyond Israel, each in form and substance satisfactory to Agent;

(2) Guaranty. Counterparts of a guaranty (or a joinder to an existing guaranty) in favor of Agent and Lenders executed by Beyond Israeli.

(3) Pledge Notices. Pledge registration notices to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Registrar (to the extent applicable), executed with wet ink by an officer of Beyond Israel or Borrower (as applicable), in connection with the filing of the Israeli Security Documents, and evidence of the payment of any applicable fees in connection therewith;

(4) Registration Certificates. Copies of the registration certificates from the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Registrar (as applicable) evidencing registration of the respective Israeli Security Documents, together with an updated extract from the applicable Israeli registrar;

(5) Resolutions. Duly executed Board and shareholder resolutions of Beyond Israel in connection with the execution of Israeli Security Documents, the Guaranty and any other Loan Documents to which it is a party;

(6) Governing Documents. Beyond Israel’s amended and restated Articles of Association and any other governing documents of Beyond Israel;

(7) Legal Opinion. A legal opinion of Israeli counsel to the Company, in a form and substance satisfactory to Lenders;

(8) Officer’s Certificate. Certified officer’s certificate with respect to Beyond Israel’s governing documents, Board and shareholder resolutions and incumbency; and

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(9) Amendment of Articles. evidence that the articles of association of Beyond Israel have been amended to include the following provision: “Notwithstanding anything to the contrary herein or in any shareholders agreement, for so long as any shares of the company are subject to a security interest granted in favor of AVENUE CAPITAL MANAGEMENT II, L.P. (including its respective successors and assigns, the “Secured Party”), as agent, under or in connection with the Loan and Security Agreement dated June 14, 2023, among BEYOND AIR, INC. and AVENUE VENTURE OPPORTUNITIES FUND, L.P. and AVENUE VENTURE OPPORTUNITIES FUND II, L.P. as Lenders and AVENUE CAPITAL MANAGEMENT II, L.P., as agent, as may be amended from time to time, the “Loan and Security Agreement”), any restrictions or limitations on, or approval requirements for, the transfer of shares or other securities, the registration of share transfers in the shareholders registry of the company, or the exercise of any rights, preferences, privilege and powers shall not apply to: (i) the creation of any lien over shares or other liens of the company in accordance with the Loan Documents (as such term is defined in the Loan and Security Agreement); (ii) any transfer of the shares or other securities to any person under or pursuant to enforcement of the Loan Documents, including the Secured Party or any of its affiliates; and (iii) the registration of any such share transfer(s) in the shareholders registry of the company or the exercise of any rights, preferences, privileges and powers attached to such shares or conferred upon the holders thereof under law or by virtue of these Articles of Association or any contract. The Secured Party and any receiver shall be third party beneficiaries of the provisions of this Article and no waiver, amendment or modification of this Article may be made without the prior written consent of the Secured Party.”

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than the Side Letter re: Fee in Lieu of Warrant and inchoate indemnity obligations), neither Borrower nor any Loan Party will:

6.1 Indebtedness. Be indebted for borrowed money (other than accounts payable incurred in the ordinary course), the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon borrowed money of any other Person, except for Permitted Indebtedness.

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s or any other Loan Party’s property, except Permitted Liens and Negative Pledge Exceptions. Borrower, each other Loan Party, Agent and each Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s or any other Loan Party’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3 Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s or any other Loan Party’s capital stock (“Restricted Payments”), except (a) dividends or other distributions solely of capital stock of Borrower or any other Loan Party, (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from current or former officers, directors, employees, consultants or contractors (or their transferees, estates, or beneficiaries under their estates) not to exceed $500,000 in the aggregate in any calendar year (it being agreed that, to the extent constituting a Permitted Investment pursuant to clause (i) thereof, the amount of any indebtedness of such Persons owing to the Borrower or any Subsidiary forgiven in connection with such Restricted Payment shall be excluded from any determination pursuant to this clause (b)), (c) the conversion of Borrower’s or any Loan Party’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (d) the purchase, redemption or other acquisition of shares of Borrower’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock, (e) each Subsidiary that is Loan Party may make Restricted Payments to any other Loan Party, (f) cashless repurchases of equity interests deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such equity interests represent a portion of the exercise price of such options or warrants, or similar equity incentive awards, (g) the Borrower may acquire (or withhold) its equity interests pursuant to any employee stock option or similar plan to pay withholding taxes for which the Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof) and the Borrower may make deemed repurchases in connection with the exercise of stock options and (h) cash payments made by Borrower to redeem, purchase, repurchase or retire its obligations under options, warrants and other convertible securities issued by it in the nature of customary cash payments in lieu of fractional shares.

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6.4 Fundamental Changes. (a) Liquidate or dissolve; (b) enter into, or permit any of Borrower’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrower’s or any other Loan Party’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than pursuant to a Permitted Investment. Notwithstanding anything to the contrary in this Section 6.4, Borrower or any other Loan Party may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Agent and Lenders an agreement in form and substance reasonably satisfactory to Agent and Lenders, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower or the applicable Loan Party in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lenders, in each Lender’s sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lenders may consider, among other things, changes in Borrower’s or the applicable Loan Party’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into Borrower or a Guarantor or Transfer all of such Subsidiary’s assets to Borrower or a Guarantor, (ii) an Immaterial Subsidiary may merge or consolidate into another Immaterial Subsidiary or Transfer all of such Immaterial Subsidiary’s assets to another Immaterial Subsidiary, (iii) Borrower may amalgamate, consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person, (iv) the Borrower and any Subsidiary may Transfer the equity interests of (x) any Subsidiary to any Loan Party, (y) any Immaterial Subsidiary to another Immaterial Subsidiary or (z) in connection with any Permitted Beyond Cancer Disposition Event, (v) any Subsidiary may amalgamate, consolidate or merge to effectuate any Transfer permitted by Section 6.5, (vi) Beyond Cancer may consolidate or merge to effectuate a Beyond Cancer IPO, (vii) in connection with any Permitted Investment, Borrower or any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (x) the Person surviving such merger or consolidation with any Subsidiary shall be a Loan Party unless otherwise permitted by Agent and (y) in the case of any such merger or consolidation to which Borrower is a party, Borrower is the surviving Person, and (viii) any Immaterial Subsidiary may dissolve, liquidate or wind up its affairs at any time, provided, that, such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and all of such Immaterial Subsidiary’s assets and business are transferred to Borrower or another Subsidiary prior to or concurrently with such dissolution, liquidation or winding up.

6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s or any other Loan Party’s assets except (i) Permitted Licenses and the non-exclusive or in the case of clauses (d) and (e)(ii) of the definition of Permitted Licenses, exclusive transfer of any non-U.S. Product Authorization in connection therewith; (iii) Transfers of worn-out, obsolete or surplus property, including the abandonment or lapse of Intellectual Property that is not material to the business of Borrower and its Subsidiaries (each as determined by Borrower or the applicable Loan Party in its reasonable judgment); (iv) Transfers of Inventory in the ordinary course of business; (v) Transfers constituting Permitted Liens; (vi) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7 hereunder; (vii) Transfers of Accounts in connection with the compromise, settlement or collection thereof, including the forgiveness, release or compromise of any amount owed to Borrower or any of its Subsidiaries in the ordinary course of business; (viii) Transfers of cash and Cash Equivalents in transactions permitted hereunder; (ix) Transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower or any Subsidiary; (x) sales, transfers and other Transfers of property to the extent that (A) such property is exchanged for credit equivalent to fair market value against the purchase price of similar replacement property or (B) the proceeds of such Transfer are promptly applied to the purchase price of such replacement property; (xi) transfers of assets, rights or property (1) among Loan Parties and (2) from any Subsidiary that is not a Loan Party to a Loan Party or another Subsidiary that is not a Loan Party; (xii) Transfers of assets (other than material Intellectual Property) for fair consideration and in the ordinary course of its business; and (xiii) the sale, transfer, issuance or other disposition of a de minimis number of shares of the equity interests of a Foreign Subsidiary in order to qualify members of the governing body of such Foreign Subsidiary if required by applicable law.

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6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments (“Investments”), except for Permitted Investments.

6.7 Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities by Borrower and incurrence of Subordinated Debt for capital raising purposes, (b) Permitted Investments, and (c) customary intercompany services agreements entered into in the ordinary course of business among Borrower and its Subsidiaries.

6.8 Other Business. Engage in any material line of business other than the business Borrower and its Subsidiaries conduct as of the Closing Date and any business substantially similar or related or incidental thereto.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Agent all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Agent to maintain a perfected first priority security interest in the Collateral in favor of Agent, subject to Permitted Liens; perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s rights, powers and remedies hereunder.

6.10 Compliance. Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. No proceeds of any Loan shall be used, whether immediately, incidentally or ultimately, to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose that would cause any Loan to be “purpose credit” as defined in Regulation U issued by the FRB. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

6.11 Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by Borrower or any other Loan Party except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower or the applicable Loan Party and Agent shall have taken such action as Agent reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens and (iii) Deposit Accounts maintained outside of the United States for which Agent does not have a perfected first priority security interest therein, subject to Permitted Liens, so long as the aggregate value maintained in all such accounts does not exceed One Million Five Hundred Thousand Dollars ($1,500,000), or the foreign equivalent thereof at any time (the “Foreign Uncontrolled Account Limit”); provided, however, that any cash maintained in accounts outside of the United States by Beyond Ireland for fewer than ten (10) consecutive calendar days shall not count towards the Uncontrolled Account Limit. The provisions of the previous sentence shall not apply to Excluded Accounts.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1 hereof). Notwithstanding the foregoing, Agent and each Lender agrees that (a) the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans), (b) payment of regularly scheduled interest and principal payments as and when due in respect of any Permitted Indebtedness, other than payments in respect of any Subordinated Debt which are governed by Section 6.13, (c) refinancings of Indebtedness to the extent permitted by clause (p) of the definition of Permitted Indebtedness, and (d) payment of secured Indebtedness that becomes due as a result of any Transfer of the property or assets securing such Indebtedness, in each case, shall not be prohibited by this Section 6.12.

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6.13 Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower or the applicable Loan Party, Agent and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, each Lender agrees that the conversion or exchange into its equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14 Subsidiaries.

(a) Acquire or create any Subsidiary, unless such Subsidiary becomes, at Agent and each Lender’s option, either a co-borrower hereunder or executes and delivers to Agent one or more agreements, in form and substance reasonably satisfactory to Agent, containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets, subject to Permitted Liens provided, that the foregoing guaranty requirement shall not apply to any Immaterial Subsidiary or Excluded Foreign Subsidiary as of the Closing Date. For clarity, the parties acknowledge and agree that Agent and Lenders shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrower or the applicable Loan Party shall notify Agent and Lenders thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary. Notwithstanding the foregoing, solely in the circumstance in which Borrower or any Subsidiary creates or acquires a Foreign Subsidiary in an acquisition permitted hereby or as otherwise approved by Agent and Lenders, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to Lender a perfected security interest in more than sixty five percent (65%) of the Shares of such Foreign Subsidiary, if Borrower demonstrates to the reasonable satisfaction of Agent and Lenders that such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty five percent (65%) of the Shares would create a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code (the “Foreign Subsidiary Limit”). It is understood and agreed that, as of the Closing Date, (i) each Guarantor shall be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Guarantor and (ii) Borrower shall be required to grant and pledge to Agent and Lenders a perfected security interest in one hundred percent of the Shares of each Foreign Subsidiary unless Borrower demonstrates to the reasonable satisfaction of Agent and Lenders that any such Foreign Subsidiary meets the Foreign Subsidiary Limit.

(b) Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary other than pursuant to a transaction permitted by Sections 6.2, 6.4 or 6.5.

(c) Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower or the Loan Party and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except (w) to Borrower or a wholly owned Subsidiary of Borrower, (x) subject to Agent’s consent (not to be unreasonably withheld, delayed or conditioned), in connection with the formation of a joint venture to the extent constituting a Permitted Investment, (y) for Beyond Cancer, including pursuant to a Beyond Cancer IPO, and (z) any Beyond Cancer Subsidiary may issue additional Shares to Beyond Cancer.

6.15 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any such lease) in any calendar year in excess of One Hundred Thousand Dollars ($100,000) in aggregate amount. For the avoidance of doubt, this Section 6.15 will not be applicable to Indebtedness otherwise permitted under clause (f) of the definition of Permitted Indebtedness.

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6.16 Anti-Corruption Laws.

(a) Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b) Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

6.17 IIA Funding. Neither Beyond Israel nor any other current or future applicable Foreign Subsidiary shall receive any grants from the IIA without the prior written consent of the Lenders.

6.18 Financial Assistance. Use any Loan directly or indirectly for the purposes of providing financial assistance within the meaning of section 82 of the Irish Companies Act.

ARTICLE 7 - EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Event of Default, the obligation of each Lender to make any additional Loan shall be suspended. The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Agent, at the direction of Lenders (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Agent the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default under any other Loan Document shall have occurred.

(b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or any other Loan Party under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c) If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect.

(d) (i) any Loan Party shall fail to pay its debts generally as they become due; or (ii) any Loan Party shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against any Loan Party, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of any Loan Party, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by such Loan Party or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of any Loan Party (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of such Loan Party pursuant to the provisions of such Loan Party’s charter documents); or (iv) any Loan Party shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e) Borrower or any other Loan Party shall be in default beyond any applicable period of grace or cure under any other agreement involving Indebtedness owed to any Person in an amount in excess of the Threshold Amount (i) resulting in a right by any Person to accelerate or cause such Indebtedness to become due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

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(f) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower or any other Loan Party shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent and each Lender, could reasonably be expected to have a Material Adverse Effect.

(g) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower or any other Loan Party, including without limitation to any trust or similar entity, shall occur.

(h) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower or any other Loan Party which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage).

(i) Borrower or any other Loan Party shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(j) Borrower or any other Loan Party shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within ten (10) Business Days after the sooner to occur of such Loan Party’s receipt of notice of such breach from Agent or the date on which such breach first becomes known to any officer of such Loan Party (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 10-Business Day period and Borrower timely notifies Agent of such fact and Borrower or such other Loan Party diligently pursues such cure, then the cure period shall be extended to the date requested in such Loan Party’s notice but in no event more than thirty (30) Business Days from the Notice Date.

(k) Borrower shall fail to retain direct or indirect ownership of at least 50% of the economic and voting equity interests of Beyond Cancer or IPO Co., as applicable, at any time.

7.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default and upon prior written notice (electronic mail being sufficient) by Agent to Borrower, Agent may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Agent may, at the direction of Lenders, deem commercially reasonable. To the extent permitted by law, Borrower and each other Loan Party hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Agent, at the direction of Lenders, may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent on behalf of the Lenders until the selling price is paid by the purchaser, but Agent shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Agent may, at the direction of Lenders, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1) Subject to the rights of any third parties, Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lenders shall in their sole discretion determine;

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(2) Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower or any applicable Loan Party in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Agent and each Lender from, and agrees to hold Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Agent’s or any Lender’s gross negligence or willful misconduct; provided, that Agent and the Lenders agree that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to Intellectual Property, the rights of the non-Affiliate licensees under Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no default exists under the Permitted License that would permit the licensor to terminate such Permitted License (commonly known as a non-disturbance); provided, that Agent shall be entitled to exercise any rights of the Loan Parties under such licenses, including termination rights, upon the exercise of remedies during an Event of Default; and

(3) Upon request by Agent, Borrower and each other Loan Party will execute and deliver to Agent a power of attorney, in form and substance reasonably satisfactory to Agent for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower or the applicable Loan Party shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Agent.

(4) If, at any time when Agent or Lenders shall determine to exercise the right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Agent or Lenders may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent may, at the direction of Lenders in their sole discretion (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

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(5) Borrower and each other Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower and each other Loan Party also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4 Borrower’s Obligations upon Default. Upon the request of Agent, at the direction of Lenders, after the occurrence and during the continuance of an Event of Default, Borrower and each other Loan Party will:

(a) Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower, each other Loan Party and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower and each other Loan Party hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Agent shall be considered commercially reasonable so long as Lenders have made the determination in good faith based on information known to them at the time Agent takes any such action.

8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Agent may, at the direction of Lenders, perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Agent and Lenders shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Agent on demand for any amounts paid by Agent and each Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent’s rights under this Agreement, Borrower and each other Loan Party hereby irrevocably appoints Agent, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default and upon written notice (electronic mail being sufficient) by Agent to Borrower or such Loan Party, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower or such Loan Party might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower or such Loan Party might use; to enter Borrower’s or such Loan Party’s premises; to give notice of Agent’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s or such Loan Party’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Agent’s security interests in the Collateral. Borrower and each other Loan Party hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Agent to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Agent to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower or any other Loan Party for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower or the applicable Loan Party, in the name of Borrower or the applicable Loan Party, or in Agent’s own name, from time to time in Agent’s sole discretion and at Borrower’s or the Loan Party’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Lenders:

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(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower or any other Loan Party for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s or a Loan Party’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Agent pursuant to the terms of this Agreement or any Loan Document may be applied as follows:

(a) First, to Agent, the aggregate amount of all costs, expenses, indemnities and other amounts required to be reimbursed to Agent, in its capacity as such, until paid in full;

(b) Second, to Agent, for the ratable benefit of Lenders (in accordance with the portion funded by each Lender), the aggregate amount of all Obligations arising on account of payments made by Agent in accordance with Section 8.2, until repaid in full;

(c) Third, to Lenders, ratably in accordance with principal amount of the Loans held by each Lender, an amount equal to the aggregate costs, expenses, indemnities or other amounts then required to be reimbursed to Lenders, until paid in full;

(d) Fourth, to Lenders, ratably in accordance with aggregate amount of any fees, premiums or similar payments due to each Lender in respect of the Loans held by such Lender, an amount equal to the aggregate fees, premiums or other similar such payments due to such Lender in respect of the Loans, until paid in full;

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(e) Fifth, to Lenders, ratably in accordance with accrued and unpaid interest in respect of the Loans and the other Obligations due to each Lender, an amount equal to the aggregate accrued and unpaid interest on the Loans and other Obligations then due, until paid in full;

(f) Sixth, to Lenders, ratably in accordance outstanding principal due to each Lender in respect of the Loans, an amount equal to the aggregate principal outstanding in respect of the Loans then due, until paid in full;

(g) Seventh, to Agent and each Lender, ratably in accordance with the any other Obligations due to such Lender, an amount equal to all other Obligations due and payable to Agent and each Lender, until paid in full; and

(h) Last, the balance, if any, to Borrower or as otherwise required by applicable law.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Agent to Lenders, then Borrower shall be liable for any such deficiency.

8.7 Agent Transfer. Upon the transfer of all or any part of the Obligations, Agent may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Agent shall retain all rights and powers hereby given.

8.8 Agent’s Duties.

(a) Agent shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent.

(b) Agent may at any time deliver the Collateral or any part thereof to Borrower or the applicable Loan Party and the receipt of Borrower or the Loan Party shall be a complete and full acquittance for the Collateral so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Agent, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower, a Loan Party or any other party through the ordinary negligence of Agent, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent.

8.9 Termination of Security Interests and Loan Documents. Upon the payment in full of the Obligations (other than the Side Letter re: Fee in Lieu of Warrant and inchoate indemnity obligations), and if Lenders have no further obligations under their Commitment, the security interest granted hereby or by any other Loan Document shall terminate, all rights to the Collateral shall revert to Borrower or the applicable Loan Party and this Agreement and the other Loan Documents shall terminate, in accordance with applicable law; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s and each Loan Party’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in the Side Letter re: Fee in Lieu of Warrant or any warrant instrument issued to a Lender’s parent company or set forth in any other equity securities or convertible debt securities of Borrower acquired by any Lender in connection with this Agreement. Upon any such termination, Agent shall return all Collateral in its possession or control to Borrower or the applicable Loan Party and, at Borrower’s or the Loan Party’s expense, execute and deliver to Borrower or the Loan Party such documents as Borrower or the Loan Party shall reasonably request to evidence such termination.

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ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile or electronic mail, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address, facsimile number or email address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile or electronic mail, on the date of transmission.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, each other Loan Party, Lenders, Agent and their respective successors and assigns; provided, however, that neither Borrower nor any other Loan Party may assign or transfer its rights or obligations under any Loan Document. Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents provided that, so long as no Event of Default has occurred and is continuing, neither Lender shall not assign any of such rights or obligations to any competitor of Borrower. Without limiting the foregoing, any Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents to any Affiliate of such Lender. In connection with any of the foregoing, Lenders and Agent may disclose all documents and information which Lenders and Agent now or hereafter may have relating to the Loans, Borrower, any other Loan Party or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower or the applicable Loan Party than are set forth in Section 9.13 hereof.

9.3 No Waiver. Any waiver, consent or approval by Agent and Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Agent and each Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lenders agree otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower or any other Loan Party which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP. If Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance. Notwithstanding any other provision contained in this Agreement, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring before or after the Closing Date as a result of ASU 2016-02, Leases (Topic 842) issued by the Financial Accounting Standards Board or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to such change.

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9.7 Indemnification; Exculpation. Borrower and each other Loan Party shall pay and protect, defend and indemnify each Lender, Agent and each Lender’s and Agent’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold each Lender, Agent and each of such Agents harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by each Lender, Agent and each of such Agents, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower or another Loan Party and a third party, or (iii) any contention that Borrower or another Loan Party has failed to comply with any law, rule, regulation, order or directive applicable to its business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of any Lender’s, Agent’s or any of such Agents’ gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lenders.

9.8 Reimbursement. Borrower and each other Loan Party shall reimburse each Lender and Agent for all reasonable and documented out-of-pocket costs and expenses, including without limitation reasonable and documented out-of-pocket outside attorneys’ fees and disbursements expended or incurred by each Lender and Agent in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, provided that the amount of attorneys’ fees incurred on or before the Closing Date that shall be reimbursable pursuant to this clause (a) shall be capped at $250,000, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to each Lender’s and Agent’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due to each Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lenders or Agent under the Loan Documents. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable promptly upon written demand (electronic mail being sufficient) by any Lender or Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9 Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents (subject to applicable law) may be executed by electronic signatures. Borrower, each other Loan Party, Agent and Lenders expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

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9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Agent; provided that the consent of all Lenders shall be required to (i) amend this Agreement if such amendment would increase the amount of the Loans or Commitment, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for the payment of principal, interest or other amounts payable relating to the Loans, or (ii) amend any Security Document if the effect is to release all or substantially all of the Collateral subject thereto other than pursuant to the terms hereof or thereof.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THE ISRAELI SECURITY DOCUMENTS AND THE IRISH SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, EACH OTHER LOAN PARTY AGENT AND EACH LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 Confidentiality. Agent and each Lender agrees to hold in confidence all confidential information that it receives from Borrower or another Loan Party, any other party or authorized representative thereof pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Agent and each Lender; (b) to other professional advisors to Agent and each Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Agent’s and each Lender’s investors and prospective investors (subject to the same confidentiality obligation set forth herein), and in Agent’s and each Lender’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Agent, any Lender, Borrower or another Loan Party are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Agent’s and any Lender’s rights hereunder to any assignee or participant (subject to the same confidentiality obligation set forth herein); (g) to Agent’s and each Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Agent or any Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Agent’s and any Lender’s examination or audit. For purposes of this section, Agent, each Lender, Borrower and each Loan Party agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Agent or any Lender in violation of this section, (ii) information which becomes available to Agent or any Lender from any other source (other than Borrower or any other Loan Party) which neither Agent nor the relevant Lender knows is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Agent or such Lender knows on a non-confidential basis prior to Borrower disclosing it to Agent or such Lender. In addition, Borrower agrees that Agent and each Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Agent and any Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Agent and each Lender has a financing relationship with Borrower.

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ARTICLE 10 - AGENCY.

10.1 Appointment. Each Lender hereby irrevocably appoints Avenue Capital Management II, L.P. to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

10.2 Indemnity. Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), according to its respective Commitment percentage in effect on the date on which indemnification is sought under this Section 10.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, a Supplement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of each Loan and all other amounts payable hereunder. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

10.3 Duties. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4 Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

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10.5 Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by Borrower or any other Loan Party to secure any of the Obligations. Each Lender hereby authorizes Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document. All powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof. In the event of a foreclosure on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale; provided however, that neither Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Required Lenders. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.

10.6 Successor Agents. Agent may resign upon thirty (30) days’ notice to the Lenders and Borrowers. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, subject to the filing of any and all requisite documentation to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Registrar (as applicable) and to the CRO, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

ARTICLE 11 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower or any other Loan Party (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or any other Loan Party or from any other transaction, whether or not the same involves the sale of goods or services by Borrower or any other Loan Party (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s or a Loan Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s or a Loan Party’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower or any other Loan Party under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower a Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower a Loan Party), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

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“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Beyond Air (NO)” means Beyond Air (NO) Limited, a wholly-owned subsidiary of Beyond Ireland and a company incorporated in Ireland with registered number 737356 and having its registered office at 10 Earlsfort Terrace, Dublin 2, Dublin, Ireland.

“Beyond Australia” means Beyond Air Australia Pty, Ltd. a wholly-owned subsidiary of Borrower.

“Beyond Cancer” means Beyond Cancer Limited, a subsidiary of Borrower in which Borrower owns eighty percent (80%) of the equity interests of such Person as of the Closing Date.

“Beyond Cancer IPO” means (a) a transaction in which the common equity interests of Beyond Cancer or an IPO Co. are publicly-listed (whether through an initial public offering, a direct listing or otherwise) on a major stock exchange in the United States (including the New York Stock Exchange or NASDAQ Stock Market) or (b) the consummation of any merger, acquisition, contribution, equity purchase or similar reorganization transaction or series of transactions resulting in the combination of Beyond Cancer and any special purpose acquisition company or similar entity, where the common Equity Interests of such surviving entity (or any direct or indirect parent thereof) are publicly listed on a major stock exchange in the United States (including the New York Stock Exchange or NASDAQ Stock Market); provided that in the case of each of the foregoing and after giving effect to such Beyond Cancer IPO, Borrower retains direct or indirect ownership of at least 50% of the economic and voting equity interests of Beyond Cancer or IPO Co., as applicable, at all times.

“Beyond Cancer Subsidiaries” means XAIR Ltd (Israel), Beyond Cancer US, Inc., and any other subsidiary of Beyond Cancer.

“Beyond Cyprus” means Beyond Air Cyprus Limited, a wholly-owned subsidiary of Beyond Air (NO).

“Beyond Ireland” means Beyond Air Ireland Limited, a wholly-owned subsidiary of Borrower and a company incorporated in Ireland with registered number 667937 and having its registered office at Ferry House, Rear Ground Floor, Mount Street Lower, Dublin 2, Ireland.

“Beyond Israel” means Beyond Air Ltd., a wholly-owned subsidiary of Borrower.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by any Lender.

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“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other similar transaction involving Borrower and its Subsidiaries, taken as whole, in each case, to the extent prohibited by this Agreement; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities. For the avoidance of doubt, a Beyond Cancer IPO shall not constitute a Change of Control.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower a Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s or any other Loan Party’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower or any other Loan Party, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower or any other Loan Party and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) if Borrower demonstrates to Agent and Lender’s reasonable satisfaction that the Foreign Subsidiary Limit is satisfied, more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; (iii) any contract, permit, license, governmental authorization, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, permit, license, governmental authorization, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, permit, license, governmental authorization, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, permit, license, governmental authorization, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, permit, license, governmental authorization, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, permit, license, governmental authorization, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper; (iv) assets to the extent (and only to the extent) and for so long as the grant of a security interest by Borrower in such assets would violate any provision of law applicable to Borrower or such assets, after giving effect to any applicable anti-assignment provision of the UCC or any applicable law or principles of equity and other than proceeds thereof to the extent that the assignment of the same is effective under the UCC or other applicable law notwithstanding such restriction; (v) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement under the UCC; (vi) subject to Agent’s consent (not to be unreasonably withhold, delayed or conditioned), equity interests in joint ventures in which Borrower owns less than fifty percent (50%) of the economic and/or voting rights and which is not otherwise controlled by Borrower, acquired by Borrower after the Closing Date in a transaction permitted by this Agreement to the extent and for so long as the pledge of such equity interests is prohibited by such joint venture’s organizational or joint venture documents or any contractual obligation of such joint venture, but solely to the extent such prohibition or contractual obligation (1) is permitted under the Loan Documents and (2) was not entered into for the purpose of evading the requirements of the Loan Documents; (vii) any property subject to a Permitted Lien pursuant to clause (c) of the definition thereof; (viii) Excluded Accounts; and (ix) any particular assets if the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained by the Agent and the Lenders under the Loan Documents as determined by Agent.

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“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“CRO” means the Companies Registration Office of Ireland.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

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“Event of Default” means any event described in Section 7.1.

“Excluded Account” means (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees and identified to Agent as such, (ii) accounts (including trust accounts), not exceeding $250,000 in the aggregate, used exclusively for bona fide escrow or fiduciary purposes and (iii) customary cash collateral in the ordinary course in connection with Permitted Liens described in clause (s) of the definition thereof.

“Excluded Foreign Subsidiary” means (i) Beyond Australia, (ii) Beyond Cyprus, (iii) Beyond Cancer and its Subsidiaries, (iv) Beyond Air (NO) and (v) any Foreign Subsidiary that is not required to guarantee the Obligations of Borrower under the Loan Documents in accordance with Section 6.14(a).

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Foreign Subsidiary Limit” has the meaning assigned to such term in Section 6.14(a).

“FRB” means the Federal Reserve Board.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower or any other Loan Party may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Guarantor” means, any Person executing a guaranty in favor of Agent and Lenders from time to time pursuant to Section 6.14(a). As of the Closing Date (or, within the time frame set forth in Section 5.12, the Guarantors are Beyond Israel and Beyond Ireland.

“Immaterial Subsidiary” means any Subsidiary of Borrower that (a) individually constitutes or holds less than two and one half percent (2.5%) of the Borrower’s consolidated total assets and generates less than two and one half percent (2.5%) of the Borrower’s consolidated total revenue, and (b) when taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than five percent (5%) of the Borrower’s consolidated total assets and generate less than five percent (5%) of the Borrower’s consolidated total revenue, in each case of the foregoing clauses as of the last day of, or for, the most recently ended fiscal period for which financial statements were required to have been delivered pursuant to Section 5.2(b) or (c). If as of the end of any fiscal quarter or fiscal year the aggregate amount of the Borrower’s consolidated total assets or consolidated total revenue attributable to Immaterial Subsidiaries exceeds five percent (5%) of the Borrower’s consolidated total assets or consolidated total revenue, the Borrower shall promptly (and in any event within ten (10) Business Days after the date that the Borrower is required to deliver a Compliance Certificate with respect to such fiscal period under Section 5.2(d) (or such longer period of time as agreed by the Agent in its sole discretion)) designate sufficient Subsidiaries as ceasing to constitute “Immaterial Subsidiaries” to eliminate such excess and which such are agreed to by Agent in its sole discretion, and such designated and agreed Subsidiaries shall be required to become co-Borrowers or Guarantors, as determined by Agent in its sole discretion, in accordance with Section 6.14(a). If as of the end of any fiscal quarter or fiscal year any Subsidiary designated as an Immaterial Subsidiary individually constitutes or holds two and one half percent (2.5%) or more of the Borrower’s consolidated total assets or generates two and one half percent (2.5%) or more of the Borrower’s consolidated total revenue, such Subsidiary shall cease to constitute an Immaterial Subsidiary and the Borrower shall promptly (and in any event within ten (10) Business Days after the date that the Borrower is required to deliver a Compliance Certificate with respect to such fiscal period under Section 5.2(d) (or such longer period of time as agreed by the Agent in its sole discretion)) cause such Subsidiary to become a co-Borrower or Guarantor, as determined by Agent in its sole discretion, in accordance with Section 6.14(a).

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“IIA” is the Israel Innovation Authority of the Israeli Ministry of the Economy.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except for any of the following: (a) to the extent that such obligations remain performable solely at the option of such Person, (b) solely for equity interests of such Person and customary cash in lieu of fractional shares and (c) upon the occurrence of a “change of control,” “fundamental change” or similar event; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement, but excluding any customary repurchase obligations with respect to Inventory sold in the ordinary of business); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person; provided that, notwithstanding the foregoing, Indebtedness shall not include customary and ordinary course deferred taxes, deferred employee compensation or customary obligations under employment agreements.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, examinership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, examiner or other representative of another Person or such other Person’s estate, or (c) with respect to any Israeli entity, under the Israeli Insolvency Law or the Israeli Companies Ordinance, 1983, including but not limited to a freeze order “hakpaat halichim”, an order for the initiation of proceedings, or an order for rehabilitation under the Israeli Insolvency Law, or (d) in the case of any Person incorporated in Ireland, an Irish Insolvency Proceeding occurs.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

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“Intellectual Property” means all of Borrower’s and Guarantors’ Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreements executed and delivered by Borrower and, subject to Section 5.12, each Guarantor, respectively, in favor of Agent, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower or any other Loan Party for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s or any other Loan Party’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or any other Loan Party or is held by others for Borrower’s or a Loan Party’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“IPO Co.” means a corporation created in contemplation of a Beyond Cancer IPO which shall become the direct or indirect parent or managing member of Beyond Cancer and which shall have no assets other than direct or indirect equity interests in Beyond Cancer and other assets that Beyond Cancer and its Subsidiaries are permitted to own pursuant to the terms of this Agreement.

“Irish Companies Act” means the Companies Act 2014 (as amended) of Ireland.

“Irish Insolvency Proceeding” means (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors; (b) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration, examinership or dissolution or any such resolution is passed; (c) an order is made for its winding-up, administration, examinership or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration, exarninership or dissolution, or gives notice of an intention to appoint an administrator, examiner or receiver; (d) any liquidator, receiver, administrative receiver, administrator, examiner or similar officer is appointed in respect of it or any of its assets; or (e) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator, examiner or similar officer.

“Irish Security Documents” means the Irish Share Charge and the Mortgage Debenture.

“Irish Share Charge” means the Irish law governed share charge to be entered into pursuant to Section 5.12(a) between the Agent and the Borrower in respect of the shares in Beyond Ireland.

“Israeli Fixed Charge” means that certain fixed charge debenture, governed by the laws of Israel and dated as of the Closing Date, executed by Beyond Israel in favor of Agent, creating an Israeli law fixed charge over but not limited to, intellectual property, fixed assets, customer accounts, if any and bank accounts of Beyond Israel, as amended, restated, or otherwise modified from time to time.

“Israeli Floating Charge” means that certain floating charge debenture, governed by the laws of Israel and dated as of the Closing Date, executed by Beyond Israel in favor of Agent, creating a first ranking Israeli law floating charge over the Charged Assets (as defined therein) of Beyond Israel, as amended, restated, or otherwise modified from time to time.

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“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018.

“Israeli Security Documents” means, collectively, (i) the Israeli Floating Charge, (ii) the Israeli Fixed Charge, (iii) solely in connection with Borrower’s patent applications in Israel, including but not limited to applications 293336, 293337 and 301020, the Intellectual Property Security Agreement executed and delivered by Borrower, all in favor of the Agent, and (iv) any other Israeli law governed security document entered into from time to time, each as amended, restated, supplemented or otherwise modified from time to time.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or any other Loan Party in which Borrower or any other Loan Party now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by each Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s) (including the Israeli Security Documents and the Irish Security Documents, once executed), the Side Letter re Fee in Lieu of Warrant, any Warrant issued by Borrower in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Loan Parties” means Borrower and Guarantors.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, or financial condition of Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document.

“Mortgage Debenture” means the Irish law governed mortgage debenture to be entered into pursuant to Section 5.12(a) between the Agent and Beyond Ireland.

“Negative Pledge Exceptions” means: (i) restrictions and conditions imposed by applicable law or by the Loan Documents; (ii) customary provisions in leases, licenses permitted hereunder and other contracts restricting the assignment thereof or restricting the assignment, pledge, transfer or sublease or sublicense of the property leased, licensed or otherwise the subject thereof; (iii) subject to Agent’s consent (not to be unreasonably withheld, delayed or conditioned), any negative pledge, restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary so long as (x) such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (y) such restrictions or encumbrances do not extend beyond such Subsidiary or its assets; (iv) customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets that is to be disposed of and such disposition is permitted hereunder; (v) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any Permitted License or any other agreement entered into in the ordinary course of business; (vi) any negative pledge in respect of any asset subject to a Lien permitted by clause (c), (n), (p), (r) or clause (s) of the definition of Permitted Liens; and (vii) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

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“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower or any other Loan Party to each Lender or Agent now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, including the Side Letter re: Fee in Lieu of Warrant (other than the Warrants), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by such Lender or Agent by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower or such Loan Party may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by each Lender and Agent in connection with the collection and enforcement thereof as provided for in any such Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Beyond Cancer Disposition Event” means (i) a Beyond Cancer IPO or (ii) any sale by Borrower or a Subsidiary of equity interests in Beyond Cancer or any of its Subsidiaries to one or more unaffiliated third-party investors on arm’s length terms and for fair market value, provided that in the case of this clause (ii), Borrower retains direct or indirect ownership of at least 50% of the economic and voting equity interests of Beyond Cancer at all times.

“Permitted Indebtedness” means:

(a) Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit;

(b) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c) Indebtedness of the Loan Parties under the Loan Documents;

(d) Subordinated Debt;

(e) any Indebtedness approved by Agent and each Lender prior to the Closing Date as set forth on Schedule 6.1;

(f) Indebtedness secured by a Lien described in clause (c) of the defined term “Permitted Liens” not to exceed Five Hundred Thousand Dollars ($500,000) in aggregate principal amount outstanding at any time;

(g) Indebtedness incurred under corporate credit cards not to exceed Three Hundred Fifty Thousand Dollars ($350,000) in aggregate principal amount outstanding at any time;

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(h) guaranties and similar surety obligations in respect of Indebtedness otherwise constituting Permitted Indebtedness;

(i) Indebtedness consisting of (i) obligations to pay insurance premiums or the financing thereof or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business;

(j) Indebtedness representing deferred compensation to officers, directors or employees incurred in the ordinary course of business;

(k) Indebtedness representing any Taxes to the extent such Taxes are being contested by the Loan Parties in good faith by appropriate proceedings and adequate reserves are being maintained by the applicable Person in accordance with GAAP;

(l) (i) Indebtedness of any Loan Party owing to any other Loan Party (ii) Indebtedness owing to any Subsidiary that is not a Loan Party owing to another Subsidiary that is not a Loan Party and (iii) Indebtedness of any Subsidiary that is not a Loan Party owing to a Loan Party;

(m) Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, with respect to workers compensation claims, health, disability or other employee benefits, or performance of commercial contracts, leases, subleases or liability insurance or self-insurance, workshare arrangements, or other Indebtedness with respect to reimbursement-type obligations regarding works compensation claims; provided that the aggregate principal or face amount of Indebtedness incurred pursuant to this clause (q) shall not exceed $500,000 at any time outstanding;

(n) other unsecured Indebtedness in an aggregate principal amount not exceeding $250,000 at any time outstanding;

(o) Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(p) extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased.

“Permitted Investment” means:

(a) accounts receivable in the ordinary course of Borrower’s business;

(b) Cash, Cash Equivalents and other Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c) Investments in marketable obligations of the United States of America or any agency or any state thereof and maturing not more than two year from the creation thereof and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d) (i) temporary advances to cover incidental expenses to be incurred in the ordinary course of business and (ii) deposits under commercial contracts for the purchase of assets, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the ordinary course of business, and other deposits and cash collateral constituting Permitted Liens;

(e) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Agent (such consent not to be unreasonably withheld, delayed or conditioned), require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

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(f) Investments (i) in Loan Parties, (ii) in Subsidiaries of Borrower that are not Loan Parties not to exceed $1,000,000 in the aggregate at any time outstanding or such other amount as Agent may agree in its sole reasonable discretion, in advance, in writing, and (iv) by a Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party;

(g) Investments approved by Agent and each Lender prior to the Closing Date as set forth on Schedule 6.6; and any extension, refinancing or renewal of such Investments, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the aggregate amount of such Investments existing on the date hereof;

(h) Investments accepted in connection with Transfers permitted by Section 6.5;

(i) employee, officer and director loans, travel advances and guarantees in the ordinary course of business and not to exceed $250,000 at any time outstanding;

(j) non-cash loans approved by Borrower’s Board of Directors to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, limited to an aggregate total of $250,000 at any time outstanding;

(k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(l) Investments permitted under Section 6.11, including Excluded Accounts;

(m) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(n) Investments consisting of ordinary course upfront payments to contract research organizations and ordinary course deposits with suppliers, in an aggregate amount not to exceed $500,000;

(o) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(p) the Equity Interests of IPO Co. held by Borrower after giving effect to a Beyond Cancer IPO; and

(q) other Investments in an aggregate amount not to exceed $250,000 per fiscal year.

“Permitted Licenses” means:

(a) non-exclusive licenses of off-the-shelf software that is commercially available to the public;

(b) non-exclusive licenses, sublicenses or non-exclusive grants of rights, in each case, to third parties for the use of (or covenant not to sue with respect to) Intellectual Property of Borrower or any of its Subsidiaries for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any product (including delivery devices) in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property;

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(c) intercompany licenses, sublicenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, in each case, among Borrower and its Subsidiaries;

(d) any exclusive or non-exclusive license, sublicense or non-exclusive grants of rights, in each case, for the use of (or covenant not to sue with respect to) Intellectual Property of Beyond Cyprus and its Subsidiaries by Beyond Cyprus and its Subsidiaries for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any product (including delivery devices) of Beyond Cyprus and its Subsidiaries, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property;

(e) (i) prior to any Permitted Beyond Cancer Disposition Event, any non-exclusive license, sublicense or non-exclusive grants of rights, in each case, for the use of (or covenant not to sue with respect to) Intellectual Property of Beyond Cancer and its Subsidiaries by Beyond Cancer and its Subsidiaries, in each case, for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any product (including delivery devices) of Beyond Cancer and its Subsidiaries, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property and (ii) following any Permitted Beyond Cancer Disposition Event, any exclusive or non-exclusive license or exclusive or non-exclusive grants of right, in each case, for the use of (or covenant not to sue with respect to) Intellectual Property of Beyond Cancer and its Subsidiaries by Beyond Cancer and its Subsidiaries for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any Beyond Cancer Product;

(f) exclusive or non-exclusive licenses, sublicenses or exclusive or non-exclusive grants of rights, in each case, to third parties for the use of (or covenant not to sue with respect to) Intellectual Property of Borrower or any of its Subsidiaries for the distribution of any product (including delivery devices) in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property;

(g) any exclusive or non-exclusive license of (or covenant not to sue with respect to) Intellectual Property or technology or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, co-promotion, or distribution existing on the Closing Date, in each case, solely to the extent set forth on Schedule 6.5; and

(h) other licenses to which Agent shall have consented to in writing in its sole reasonable discretion.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property (including capital leases and purchase money indebtedness); provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Agent;

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(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Agent has been executed and delivered to Agent to the extent required under Section 6.11;

(f) materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e) hereof), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment it secures exceeds the Threshold Amount and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within thirty (30) days of the entry thereof;

(h) licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof, including Permitted Licenses;

(i) Liens securing Subordinated Debt;

(j) Liens which have been approved by Agent and each Lender in writing prior to the Closing Date, as set forth on Schedule 6.2 hereto and renewals and extensions thereof so long as such Lien would otherwise be a Permitted Lien;

(k) the interests of licensors under inbound licenses to Borrower;

(l) the interests of sub-lessees under subleases of real property;

(m) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(n) pledges or deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business;

(o) zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(p) pledges and deposits in the ordinary course of business securing the financing of insurance premiums under insurance policies, payable to insurance carriers that provide insurance to Borrower or any of its Subsidiaries;

(q) Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the ordinary course of business;

(r) cash collateral securing Indebtedness permitted under any of clauses (g), (m) and (n) of the definition of “Permitted Indebtedness”;

(s) to the extent constituting a Lien, customary cash escrow arrangements securing indemnification obligations associated with a Permitted Investment permitted under this Agreement;

(t) any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(u) any judgment Lien not constituting an Event of Default;

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(v) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

(w) subject to Agent’s consent (not to be unreasonably withheld, delayed or conditioned), rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the equity interests of any joint venture or other Persons that are not Subsidiaries.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower or any other Loan Party from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Loan Party from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower or any other Loan Party against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Product Authorizations” means any and all Governmental Approvals, whether U.S. or non-U.S. (including all applicable PMA Clearances, 501(k) Clearances, ANDAs, NDAs, BLAs, INDs, IDEs, supplements, amendments, pre- and post- approvals, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity of any regulatory authority), in each case, necessary to be held or maintained by, or for the benefit of, Borrower or any of its Subsidiaries for the ownership, use or commercialization of any product or for any Product Commercialization and Development Activities with respect thereto in any country or jurisdiction.

“Product Commercialization and Development Activities” means, with respect to any product, any combination of research, development, testing, manufacture, formulation, import, use, sale, licensing, importation, exportation, shipping, storage, handling, design, labeling, marketing, promotion, supply, distribution, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing (including, in respect of licensing, royalty or similar payments), or any similar or other activities the purpose of which is to commercially exploit such product.

“Receivables” means all of Borrower’s or a Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s or a Loan Party’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s or such Loan Party’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Restricted Payments” has the meaning assigned to such term in Section 6.3.

“Rights to Payment” means all Borrower’s or a Loan Party’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

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“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, the Israeli Security Documents, the Irish Security Documents, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Agent’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in Beyond Israel, (b) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary; provided that, in the event Borrower demonstrates to Agent and Lender’s reasonable satisfaction that a Foreign Subsidiary meets the Foreign Subsidiary Limit, “Shares” shall mean sixty five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary; and, provided, further, after a Beyond Cancer IPO or Beyond Cancer Disposition Event, “Shares” with respect to Beyond Cancer shall mean fifty percent (50%) of the issued and outstanding capital stock, membership units or other securities of Beyond Cancer, or such greater percentage as may be owned or held of record by Borrower in Beyond Cancer at any time.

“Subordinated Debt” means Indebtedness (i) approved by Agent and each Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Agent and to the prior payment to each Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Agent and each Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Agent and each Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower, Agent and each Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or any other Loan Party or in which Borrower or any other Loan Party now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

“XAIR” means XAIR Ltd., a wholly-owned subsidiary of Beyond Cancer.

[Signature page follows]

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[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

BEYOND AIR, INC.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	Chief Executive Officer

ISRAELI GUARANTOR:

BEYOND AIR LTD.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	Chief Executive Officer

AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Capital Management II GenPar, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Schedules to

Loan and Security Agreement

dated as of June 15, 2023

among

BEYOND AIR, INC.

and

Avenue Capital Management II, L.P., as Agent

and

the Lenders from time to time party thereto

Schedule of Exceptions

See attachment hereto.

Schedule 6.1.	Permitted Indebtedness

Schedule 6.2.	Permitted Liens

Schedule 6.5	Permitted Licenses

Schedule 6.6.	Permitted Investments

Schedule of Exceptions